Exhibit 5.1

August 28, 2015

Marina Biotech, Inc.

P.O. Box 1559

Bothell, WA 98041

RE:	Marina Biotech, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”) and to the prospectus contained therein (the “Prospectus”), filed with the Securities and Exchange Commission by Marina Biotech, Inc., a Delaware corporation (“Company”), under the Securities Act of 1933, as amended, with respect to up to 6,187,500 shares of the common stock, par value $0.006 per share, of the Company (“Common Stock”), of which (i) 2,750,000 shares (such shares, the “Conversion Shares”) are issuable upon the conversion of the outstanding shares of the Series D Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series D Stock”); and (ii) 3,437,500 shares (such shares, the “Warrant Shares”) are issuable upon the exercise of outstanding warrants to purchase up to an aggregate of 3,437,500 shares of Common Stock (“Warrants”), in each case, to be offered for resale by certain stockholders of the Company (the “Selling Stockholders”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing, it is our opinion that:

(i)	the Conversion Shares to be issued by the Company to the Selling Stockholders upon conversion of the Series D Stock have been duly authorized and, when issued in accordance with the applicable governing documents, including, without limitation, the Certificate of Designation of Rights, Preferences and Privileges of the Series D Stock, will be validly issued, fully paid and nonassessable; and

(ii)	the Warrant Shares to be issued by the Company to the Selling Stockholders upon exercise of the Warrants have been duly authorized and, when issued in accordance with the applicable governing documents, , including, without limitation, the Warrants, will be validly issued, fully paid and nonassessable.

We are admitted to the Bar in the State of New York and we express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion with respect to any state securities or blue sky laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP

PRYOR CASHMAN LLP